UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SERVOTRONICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1110 Maple Street, P.O. Box 300 – Elma, New York 14059-0300   716-655-5990  Fax 716-655-6012

Dr. Nicholas D. Trbovich
Founder, Chairman of the Board of Directors
and Chief Executive Officer

April 29, 2015

Dear Fellow Shareholder:

The Annual Meeting of Shareholders will take place on Friday, May 29, 2015 at 2:00 p.m. at the offices of Jaeckle Fleischmann & Mugel, LLP, Avant Building - Suite 900, 200 Delaware Avenue, Buffalo, NY 14202. You are cordially invited to attend.

The enclosed Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon during the meeting. To ensure your representation at the meeting, even if you are unable to attend, please sign the enclosed Proxy Card and return it in the postage paid envelope.

If you have any questions in regard to completing your proxy, please call our Assistant Corporate Secretary, Bernadine E. Kucinski (716) 655-5990.

Your continued interest and support is very much appreciated.

Sincerely,

/s/ Nicholas D. Trbovich
Dr. Nicholas D. Trbovich

SERVOTRONICS, INC.
1110 Maple Street
P.O. Box 300
Elma, New York 14059

NOTICE OF
2015 ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders:

Notice is hereby given that the 2015 Annual Meeting of the Shareholders of Servotronics, Inc. (the “Company”) will be held at the offices of Jaeckle Fleischmann & Mugel, LLP, Avant Building - Suite 900, 200 Delaware Avenue, Buffalo, NY 14202, on Friday, May 29, 2015 at 2:00 p.m., Buffalo time, for the following purposes:

1.	To elect five Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To consider and ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2015 fiscal year;

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 2, 2015 are entitled to notice of and to vote at the meeting or any adjournments thereof.

/s/ Nicholas D. Trbovich
Dr. Nicholas D. Trbovich
Founder, Chairman of the Board of Directors
and Chief Executive Officer
Dated: April 29, 2015

Important notice regarding the availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 29, 2015.

This Proxy statement, form of proxy and the Company’s 2014 Annual Report are available at www.servotronics.com.

SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

April 29, 2015

SERVOTRONICS, INC.
1110 Maple Street
P.O. Box 300
Elma, New York 14059
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD May 29, 2015

The following information is furnished in connection with the Annual Meeting of Shareholders of SERVOTRONICS, INC. (the “Company”) to be held on May 29, 2015 at 2:00 p.m., Buffalo time, at the offices of Jaeckle Fleischmann & Mugel, LLP, Avant Building - Suite 900, 200 Delaware Avenue, Buffalo, NY 14202. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2014 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained without charge from the Company’s Assistant Corporate Secretary, 1110 Maple Street, P.O. Box 300, Elma, New York 14059. This Proxy Statement and proxy card are first being mailed to shareholders on or about April 29, 2015.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Annual Meeting of Shareholders is being solicited by the Directors of the Company. The proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Assistant Corporate Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may be revoked by a shareholder attending the meeting, by withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of mails, proxies may be solicited by employees of the Company (who will receive no additional compensation therefor) personally or by telephone or other electronic communications and arrangements may be made with banks, brokerage houses and other institutions, nominees and/or fiduciaries to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained the services of InvestorCom, Inc., 65 Locust Avenue, Third Floor, New Canaan, Connecticut 06840, to assist in the solicitation of proxies and will pay that firm a fee of approximately $3,250 plus expenses.

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VOTING INFORMATION

The record date for determining shares entitled to vote has been fixed at the close of business on April 2, 2015. On such date there were outstanding 2,438,209 shares of common stock of the Company, $.20 par value (“Common Stock”), entitled to one vote each.

The presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock is necessary to constitute a quorum. Directors will be elected by a plurality of all the votes cast at the 2015 Annual Meeting with each share being voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to vote. Ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2015 fiscal year requires the affirmative vote of a majority of the votes cast. Pursuant to SEC rules, shareholder proposals must have been received by February 23, 2015, which date is 45 days before the date (April 9) on which the Company mailed its proxy materials for last year’s annual meeting, to be considered at the 2015 Annual Meeting. At April 2, 2015, the Company had not received notice of any intention to submit any other matter; and, therefore, the named proxies have discretion to vote on any other matter that comes before the meeting.

Shares of Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the meeting for the purposes of determining a quorum. Proxies relating to “street name” shares of Common Stock that are voted by brokers will be counted as shares of Common Stock (i) present for purposes of determining the presence of a quorum and (ii) as having voted in accordance with the directions and statements on the form of proxy.

PROPOSAL 1:  ELECTION OF DIRECTORS

The By-Laws of the Company provide that there shall be not less than three Directors not more than nine and that the number of Directors to be elected at the Annual Meeting of Shareholders shall be fixed by the Board of Directors. The Board of Directors has fixed the number of Directors to be elected at the meeting at five. Each person so elected shall serve until the next Annual Meeting of Shareholders and until his successor is elected and shall have qualified.

Each nominee is currently serving as a Director of the Company. The Directors believe that all of the nominees are willing and able to serve as Directors of the Company. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

2

The following paragraphs set forth certain information regarding the nominees for election to the Company’s Board of Directors, including the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company. The nominees for election to the Company’s Board of Directors are Edward C. Cosgrove, Esq., age 80 , Donald W. Hedges, Esq., age 93, Rigel D. Pirrone, age 37,  Kenneth D. Trbovich, age 40, and Dr. Nicholas D. Trbovich, age 79.

Edward C. Cosgrove, Esq., has served as an Independent Company Director since 2012. Mr. Cosgrove is a prominent long-term member of the Western New York jurisprudence community. He earned a Bachelor of Arts Degree from the University of Notre Dame in 1956 and a Doctor of Laws Degree from Georgetown University Law School in 1959. His wide range of experience has included years as a Special Agent, Federal Bureau of Investigation (1960 – 1962), Attorney at Law (1963 – 1973) and District Attorney of Erie County, NY (1974 – 1981). From 1982 to the present his practice includes Civil and Criminal Litigation, management of legal crises and representation of local, national and international corporations, insurance companies and professionals before State Licensing Boards with the Cosgrove Law Firm. Mr. Cosgrove brings extensive experience as an active member of professional and charitable organizations. Mr. Cosgrove is eminently qualified to be a Director of Servotronics, Inc. because of his wide range of experience, excellent reputation and demonstrated competency in addressing complex challenges leading to significant opportunities and conclusions.

Rigel D. Pirrone, a Reserve Navy Commander and Executive Officer of Strike Fighter Squadron 204, was appointed to the Board of Directors on January 15, 2015 and currently serves as an Independent Director of the Company and Chairman of the Company’s Audit Committee. Mr. Pirrone brings over 15 years of leadership experience in the United States Navy, including two deployments aboard the aircraft carrier USS Abraham Lincoln where he served as a Landing Signal Officer and Forward Air Controller Airborne. His extensive experience includes assignments as a squadron Division Officer, Department Head, instructor pilot, and member of the F/A-18 Hornet Tactical Demonstration Team. Throughout the course of his career, Mr. Pirrone has accumulated over 3,000 flight hours across six air platforms including the F/A-18A-D Hornet and the F/A-18E/F Super Hornet, and he has extensive experience in the quality, maintenance, and safety requirements associated with the motion control subsystems that incorporate the Company’s product line. As an Executive Officer and former Operations, Maintenance, Administrative, Safety, and Training Department Head in a Strike Fighter Squadron, Mr. Pirrone has years of experience with the direct leadership of organizations exceeding 200 employees, the administration of multimillion dollar budgets and budget auditing functions, and the oversight of hundreds of millions of dollars in assets. A native of western New York, Mr. Pirrone holds a Bachelor of Science in Civil Engineering from Tulane University’s School of Engineering where he participated in the Naval Reserve Officer Training Corps program. Mr. Pirrone’s leadership and achievements qualify him as a Company Director.

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Donald W. Hedges, Esq. has been an Independent Company Director since 1967 and is a member of the Audit Committee. Mr. Hedges, a business law attorney, has extensive Corporate Law and finance experience with national and international, private and public companies. His comprehensive experience includes the representation of companies in the preparation of Initial Public Offerings, and at times, as a principal in a broad range of economic and financing activities. A current active practitioner of business law, he is a retired Partner of Wolf, Block, Shorr and Solis-Cohen. His expertise includes a wide range of corporate financing for technology driven activities and otherwise. He was awarded an honorary Doctorate Degree from Webber College and is a Wharton School graduate (BS Economics), a law school graduate (JD Law) of the University of Pennsylvania. He is a former aircraft carrier combat fighter pilot and was awarded the Air Medal and the Distinguished Flying Cross for heroic acts performed in the South Pacific. He is an aviation and aerospace cognizant individual whose comprehensive legal knowledge and business experience has been beneficial to the Company. Mr. Hedges’ long association with the Company combined with his successful record as an attorney of national and international representation and negotiation highly qualifies him as a Company Director.

Kenneth D. Trbovich has been a Company Director since 2012 and is currently the President of the Company. Mr. Trbovich is a significant beneficial owner of the Company’s common shares, and is the son of the Company’s founder. He first joined the Company on a part-time basis while attending College. After becoming a full-time employee, he has held positions of successively increasing responsibilities that led to his current position as President of Servotronics, Inc. and CEO and President of the Ontario Knife Company (a Company subsidiary). He is on the Board of Regents of the American Knife and Tool Institute, and is listed as co-inventor on patent-pending applications that are incorporated in various successful Company products. Mr. Trbovich has traveled extensively while directing special projects in Australia, Singapore, Germany, England and other world locations. He is a Trustee for a Private Charitable Foundation and is active in various professional and business organizations in addition to serving on the Board of Trustees for Medaille College. He is an Event Participator and Research Facilitator through the Company’s memberships in such organizations as the Buffalo Niagara Partnership, the National Association of Manufacturers, and the Aerospace Industry Association, etc. A Life Member of Mensa, he holds two undergraduate degrees in addition to earning Certificates of Completion for certain other Special Purpose Programs at the University of Buffalo, the Simon Graduate School of Business at the University of Rochester and others. Mr. Trbovich’s achievements, operational insights, strategic planning continuity, wide-range multi-industry cognizance, specific industry knowledge, experience and established associations highly qualifies him as a Company Director.

4

Dr. Nicholas D. Trbovich has been a Company Director since the Company was founded in 1959. As a Founder of the Company, substantial shareholder and as the Company’s past President and current CEO, he has managed personally and through delegation the research, development, engineering, manufacturing and administration of the Company as the Company grew and its goals were achieved over the years. He has guided the Company in its transition from being primarily an engineering entity to a Company with expanded manufacturing and new product capabilities. He has been instrumental and successful in obtaining the appropriate corporate financing from banking institutions and the public sale of common shares to meet the Company’s increased requirements to support new product design, development and enhanced manufacturing capabilities. The Company’s designed and developed products fill key roles in many of the world’s well-known aerospace programs such as the Boeing 700 and Airbus 300 Series of commercial jets, the F-135, F-18, F-16, F-15 and various other jet fighters, jet transports, helicopters, bombers and the Hubbell Space Telescope. Dr. Trbovich’s past and/or current business Directorships include manufacturing companies, banking institutions, professional and other enterprises. An elected Member of the Niagara Frontier Aviation and Space Hall of Fame, he is a holder of patents, recipient of Awards (i.e. Entrepreneur of the Year and other business and/or technical awards), a member of professional associations, a published author, a Guest Lecturer at the University of Rochester, Columbia University, University of Alabama and others. He received the Distinguished Alumnus Award from the University of Rochester where he earned two Doctorates and an MBA. He has also been awarded three Honorary Doctorates from three other colleges, a Doctor of Science (Sc.D.), Doctor of Laws (LL.D) and a Doctor of Humane Letters (L.H.D.) and is a member of three Honor Societies, Beta Gamma Sigma, Pi Lambda Theta and Kappa Delta Pi and a life member of MENSA. He has held various leadership positions including Chairman of the Board of Trustees for two colleges and past Vice Chairman of the Board for a third college. His collective achievements, broad range of recognitions and continuing dedicated efforts to meet and exceed Company goals highly qualifies him as a Company Director.

The Directors recommend a vote FOR the five nominees listed above. Unless instructed otherwise, proxies will be voted FOR these nominees.

ADDITIONAL COMPANY INFORMATION

Committees and Meeting Data

The Board of Directors has a formal Audit Committee comprised of Mr. Pirrone and Mr. Hedges with Mr. Pirrone being designated as the Company’s “Audit Committee financial expert”. The Audit Committee meets with the Company’s Independent Auditors and reviews with them matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, the scope of the audit and the results of the audit. The Audit Committee is also charged with the responsibility of submitting to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices, policies and financial accounting and operation controls and safeguards.

5

The Board has determined that Mr. Pirrone, Mr. Hedges and Mr. Cosgrove are Independent Directors pursuant to the listing standards of the NYSE MKT. In determining that Mr. Cosgrove was “independent”, the Board considered the fact that the Cosgrove Law Firm, of which Mr. Cosgrove is the owner, received approximately $129,000 from the Company during 2014 for legal services. In determining that Mr. Pirrone was “independent”, the Board considered the facts that his brother is an employee (and not an executive officer) of the Company. The compensation paid to Mr. Pirrone’s brother in 2014 did not exceed $120,000.

The Board of Directors does not have a standing nominating or compensation committee. Pursuant to Board resolutions, the full Board of Directors approves/ratifies all Director nominees after they are determined by the Independent Directors. See “Director Nominating Process” on page 8. Additionally, the Independent Directors determine the compensation of the Chief Executive Officer and all Executive Officers and such determinations are subsequently submitted to the full Board of Directors for approval/ratification.

During the fiscal year ended December 31, 2014, the Audit Committee met 4 times, the Independent Directors met 4 times and the Board of Directors met 6 times. No Director attended less than 100% of the meetings held. Each Director is encouraged to attend the Annual Meeting of Shareholders. In 2014, the Annual Meeting of Shareholders was attended by three of the five Directors then in office.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all Directors, Officers and employees of the Company as required by the listing standards of the NYSE MKT. The Code is available on the Company’s website at www.servotronics.com and the Company intends to disclose on this website any amendment to the Code. Waivers under the Code, if any, will be disclosed under the rules of the SEC and the NYSE MKT.

The Company also has a Whistleblower Policy, which is incorporated into the Code of Ethics and Business Conduct that requires Directors, executive officers and employees to comply with appropriate accounting and internal controls and establishes procedures to report any perceived wrongdoing, questionable accounting or auditing matters in a confidential and anonymous manner.

6

Report of the Audit Committee of the Board of Directors

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process and monitoring compliance with standards of business conduct. The Audit Committee operates under a written charter which is available on the Company’s website at www.servotronics.com. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company’s financial reporting process. Freed Maxick CPAs, P.C. (“Freed Maxick”), acting as Independent Auditors, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2014 with the Company’s Management.

2.	The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (PCAOB).

3.
The Audit Committee has received the written disclosures and the letter from the Independent Auditors required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Freed Maxick the matter of that firm’s independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee is independent as defined under the listing standards of the NYSE MKT.

AUDIT COMMITTEE
Mr. Rigel Pirrone, Chairman
Donald W. Hedges, Esq.

Leadership Structure

Dr. Nicholas D. Trbovich is the Company’s Chairman of the Board and Chief Executive Officer. The Company believes that having one person hold the roles of Chairman of the Board and Chief Executive Officer is the most effective way at this time to organize the leadership structure of the Board of Directors. Having one person hold the roles of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single and clear focus for the chain of command to execute the Company’s strategic initiatives and business plans. Because Dr. Trbovich is primarily responsible for managing the Company’s day-to-day operations and strategic plan implementations, he is in the best position to chair meetings of the Board of Directors where key business and strategic issues are discussed. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer coupled with the existence of the Independent Directors is the appropriate leadership structure for the Board of Directors at this time. It provides sufficient independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of the Company’s business operations and strategic plan implementations. The Independent Directors periodically review this structure to assess its effectiveness on a continuing basis.

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Board Oversight of Risk Management

The Board of Directors oversees the Company’s risk management process. This oversight is primarily accomplished through the Board’s committees and management’s reporting processes. The Company does not have a formal risk committee; however, the Audit Committee focuses on risk related to accounting, internal controls and financial and tax reporting. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Independent Directors identify and oversee risks associated with the Company’s executive compensation policies and practices, Director independence, related party transactions and the implementation of corporate governance policies.

Director Nominating Process

The determination of the individuals to be nominated for the Board of Directors is made by the Independent Directors. This determination is then subsequently submitted to the full Board of Directors for approval/ratification.

The Board has not adopted specific minimum criteria for director nominees. Nominees are identified by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, the Board first considers the appropriateness of the size of the Board and then considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Consistent with the concept of diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion.

The Board will consider Director Nominees from any reasonable source, including nominees suggested by incumbent Board Members and Management as well as Shareholder recommendations tendered in accordance with the Company’s advance notice provisions. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

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Directors’ Compensation

Under the Company’s compensation arrangements, Independent Directors are paid a yearly Director’s fee of $22,500 plus a per-meeting fee of $1,000 and reimbursement of actual expenses for attendance at Board meetings. Independent Directors are also paid a $7,500 retainer for committee service plus a per-meeting fee of $750 and reimbursement of actual expenses for attendance at committee meetings.

The following table contains information with respect to the total compensation paid to the Independent Directors for the year ended December 31, 2014.

Fees Earned or
Name	Paid in Cash
Dr. William H. Duerig	$39,000
Donald W. Hedges	$39,000
Edward C. Cosgrove	$39,000

Sadly in January 2015, former Board member Dr. William H. Duerig passed away. Dr. Duerig was an exceptional individual who made significant and lasting contributions to the Company and his presence on the Board is greatly missed.

Shareholder Communications with the Board of Directors

Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Board of Directors, 1110 Maple Street, P.O. Box 300, Elma, New York 14059. Correspondence directed to an individual Board member will be referred, if appropriate, to that member. Correspondence not directed to a particular Board member will be referred, if appropriate, to the Chairman of the Audit Committee.

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EXECUTIVE OFFICERS

The following is a listing of the Company’s current Executive Officers:

Name	Age	Position with the Company and Principal Occupation and Business Experience for Past Five Years
Dr. Nicholas D. Trbovich	79	Founder, Chairman of the Board of Directors; Chief Executive Officer of the Company for more than five years; Also, President of the Company for more than five years before October 2010.
Kenneth D. Trbovich	40	Director of the Company since November 2012; President of the Company since September 2012; Vice President of the Company from 2010-2012; Director of Special Projects 2007-2010.
Cari L. Jaroslawsky	45	Treasurer and Chief Financial Officer of the Company since 2005; CPA Consultant/ Controller for the Company for more than five years prior to 2005.
Salvatore San Filippo	66	Senior Vice President of the Company since 2010; Vice President of the Company 2007-2010.
James C. Takacs	49	Vice President of the Company since 2010; Director of Operations 2006-2010.

Kenneth D. Trbovich, Director and Executive Officer, is the son of Dr. Nicholas D. Trbovich.

EXECUTIVE COMPENSATION

The Summary Compensation Table as shown on page 11 quantifies the amount or value of the different forms of compensation earned by or awarded to the Named Executive Officers in fiscal 2014 and 2013 and provides a dollar amount for total compensation. Descriptions of the material terms of the employment agreements with certain Named Executive Officers are provided under “Employment Agreements” below.

The Compensation Process Overview

The Company does not have a standing compensation committee. The Independent Directors determine the compensation of the Named Executive Officers in accordance with the NYSE MKT listing standards. Management plays a significant role in the compensation-setting process, other than compensation of the Chief Executive Officer which is determined solely by the Independent Directors. The most significant aspects of management’s role are evaluating employee performance, recommending business performance targets and objectives, and recommending salary levels and other compensation awards.

2014 Base Salary

The Independent Directors seek to provide the Named Executive Officers with a level of assured cash compensation in the form of base salary that is commensurate with their professional status, accomplishments and geographic location. The base salaries are reviewed annually by the Independent Directors and are adjusted from time to time to recognize competitive market data, the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations. For the year ended December 31, 2014, base salary paid to each of the Named Executive Officers is as set forth in the Summary Compensation Table, on page 11.

10

2014 Bonus

The Company may also make cash awards to the Named Executive Officers and other employees that are not part of any pre-established, performance-based criteria. Awards of this type are completely discretionary and subjectively determined by the Independent Directors at the time they are awarded. In the event this type of cash award is made, it is reflected in the “Summary Compensation Table” under a separate column entitled “Bonus.” For 2014, the bonuses were not awarded pursuant to any pre-established, performance-based criteria set by the Independent Directors. Rather, the bonuses were awarded in recognition of the efforts of the Named Executive Officers to control costs and expenses and improve Company profitability, through revenue expansion, leadership and product innovation. The Company was under no obligation to award the cash bonuses and is under no obligation to award future cash bonuses.

Equity Awards

Pursuant to the 2012 Long-Term Incentive Plan, as approved by the Company’s shareholders, the Independent Directors may grant equity awards, the vesting of which may be based on the passage of time, achievement of performance conditions or vesting conditions otherwise determined by the Independent Directors. No equity awards were made to the Named Executive Officers in 2014.

Summary Compensation Table

The following table contains information with respect to the annual compensation for the years ended December 31, 2014 and 2013 for the Company’s Chief Executive Officer and the two most highly compensated Executive Officers who were serving as Executive Officers at December 31, 2014.

Name and			Stock		All Other
Principal Position	Year	Salary	Awards (1)	Bonus	Compensation (2)	Total
Dr. Nicholas D. Trbovich	2014	$578,300	-	$40,000	$105,171	$723,471
Chairman and CEO	2013	$574,111	$486,000	$69,000	$326,505	$1,455,616

Kenneth D. Trbovich	2014	$294,484	-	$33,500	$16,388	$344,372
President	2013	$227,385	$486,000	$47,500	$22,751	$783,636

Cari L. Jaroslawsky	2014	$208,077	-	$23,500	$32,554	$264,131
CFO	2013	$195,974	$145,800	$37,500	$49,986	$429,260

11

(1)
Represents the total grant date fair value of stock awards on the date of the award. The fair value of these awards were based on the closing price of the Company’s common stock as reported on the NYSE MKT on the grant date.

(2)
All Other Compensation for 2014 includes (i) an allocation of 594 shares of Common Stock under the Servotronics Inc. Employee Stock Ownership Plan (“ESOP”) for Dr. Trbovich, Mr. Trbovich, and Ms. Jaroslawsky valued as of the closing price on November 30, 2014 (the date of allocation) of $6.45 per share; (ii) $55,606 for Dr. Trbovich for vacation pay in lieu of time off pursuant to a policy that is generally applicable to all employees of the Company; (iii) $11,124, $378 and $583 for Dr. Trbovich, Mr. Trbovich and Ms. Jaroslawsky respectively, for life insurance; (iv) $34,608, $8,076 and $28,138 for Dr. Trbovich, Mr. Trbovich and Ms. Jaroslawsky respectively, for health insurance premiums and the reimbursement of medical/health related expenses not covered under the Company’s health insurance plans; (v) $4,100 for personal use of a company car for Mr. Trbovich.

Employment Agreements

Dr. Trbovich and Mr. Trbovich have employment agreements with the Company pursuant to which they are entitled to receive minimum salary compensation as set forth in the respective agreement, or such greater amount as the Company’s Board of Directors may approve/ratify. On March 20, 2015 the Board of directors approved base salaries for Dr. Trbovich and Mr. Trbovich of $578,300 and $350,000, respectively, per annum. In the event of death or total disability during the term of the employment agreement, he or his estate is entitled to receive 50% of the compensation he is receiving from the Company at the time of his death or disability during the remainder of the term of the employment agreement. Also, in the event of (i) a breach of the agreement by the Company, (ii) a change in control of the Company, as defined, or (iii) a change in the responsibilities, positions or geographic office location, he is entitled to terminate the agreement and receive a payment of 2.99 times their average annual compensation from the Company for the preceding five years. If this provision is invoked and the Company makes the required payment, the Company will be relieved of any further salary liability under the agreement notwithstanding the number of years covered by the agreement prior to termination. The term of the agreement extends to and includes December 31, 2017 for Dr. Trbovich, and December 31, 2019 for Kenneth Trbovich provided however, the term of the agreement will be automatically extended for one additional year beyond its then expiration date unless either party has notified the other in writing that the term will not be extended. If the Company elects not to extend the agreement, he will be entitled to a severance payment equal to nine months’ salary and benefits.

12

The Company provides certain individual and spousal post-retirement health and life insurance benefits for Dr. Trbovich and Kenneth Trbovich. Upon retirement and after attaining at least the age of 65, the Company will pay for the retired executives and dependents health benefits and will continue the Company-provided life insurance offered at the time of retirement. The retiree’s health insurance benefits ceases upon the death of the retired executive. The actuarially calculated future obligation of the benefits at December 31, 2014 and 2013 for both Dr. Trbovich and Kenneth Trbovich is $202,302 and $165,478 respectively.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2014. All of the options granted to the Named Executive Officers are fully vested and exercisable.

	Option Awards			Stock Awards
Named Executive Officer	Number of securities underlying unexercised options (#)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)

Dr. Nicholas D. Trbovich	-	-	-	45,000	(2)	$292,050
Kenneth D. Trbovich	-	-	-	45,000	(3)	$292,050
Cari L. Jaroslawsky	1,000	$4.70	12/29/2015	13,500	(4)	$87,615

(1)      Value is based on the closing price of the Company’s common stock of $6.49 on December 31, 2014, as reported on the NYSE MKT.

(2)      Dr. Trbovich’s restricted stock holdings as of December 31, 2014 vest as follows provided that he remains employed by the Company on such dates: 15,000 shares on January 1, 2015; 15,000 shares on January 1, 2016 and 15,000 shares on January 1, 2017.

(3)      Mr. Trbovich’s restricted stock holdings as of December 31, 2014 vest as follows provided that he remains employed by the Company on such dates: 15,000 shares on January 1, 2015; 15,000 shares on January 1, 2016 and 15,000 shares on January 1, 2017.

(4)      Ms. Jaroslawsky’s restricted stock holdings as of December 31, 2014 vest as follows provided that she remains employed by the Company on such dates: 4,500 shares on January 1, 2015; 4,500 shares on January 1, 2016 and 4,500 shares on January 1, 2017.

Certain Relationships and Related Transactions

Kenneth D. Trbovich, Director of the Company, is an inventor or co-inventor of certain issued patents and patent pending applications that are used in the business of a subsidiary of the Company. The patents have been and are currently used by the subject subsidiary on a royalty-free basis with Mr. Trbovich’s consent.

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The Cosgrove Law Firm, of which Edward C. Cosgrove is the owner, received approximately $129,000 from the Company during 2014 for legal services. The Audit Committee reviewed these transactions and concluded, in view of the nature of the services and the manner in which they are requested, the transactions were at least as favorable to the Company as would be obtainable from a third party. Mr. Cosgrove is not involved in the selection of the Company’s counsel and the existing relationship with the law firm was not part of the basis for Mr. Cosgrove’s election to the board.

Proposed transactions between the Company and a related person are submitted to the Independent Directors for their determinations. In making its determinations, the Independent Directors consider, among other factors, whether the proposed transaction is in the Company’s best interest and is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Also, the Independent Directors may, at their discretion, request an independent appraisal if an independent appraisal has not already been provided. A related party is excluded from participating in the determinations of the Independent Directors.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

The following table lists the persons that owned beneficially, as of April 2, 2015, more than 5% of the outstanding shares of Common Stock of the Company, based on the Company’s records. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by that person.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class (1)

Servotronics, Inc. Employee Stock Ownership Trust (2)	604,813	(2)	24.81%
1110 Maple Street
P.O. Box 300
Elma, New York 14059

Dr. Nicholas D. Trbovich (3)	545,731	(3)	22.38%
1110 Maple Street
P.O. Box 300
Elma, New York 14059

Harvey Houtkin (4)	352,088	(4)	14.44%
160 Summit Avenue
Montvale, New Jersey 07645

FMR LLC (5)	163,256	(5)	6.7%
245 Summer Street Boston, Massachusetts 02210

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(1)	Percent of class is based upon 2,438,209 shares of Common Stock outstanding as of April 2, 2015.

(2)
The Trustees of the Servotronics, Inc. Employee Stock Ownership Trust (the “ESOT”) -- Dr. Nicholas D. Trbovich and Kenneth D. Trbovich -- direct the voting of unallocated shares. The participants in the related plan have the right to direct the voting of shares which have been allocated to their respective accounts; if a participant does not direct the vote, the Trustees may direct the vote of that participant’s shares. As of April 2, 2015, approximately 427,959 shares are allocated to the accounts of participants and approximately 176,853 shares remain unallocated.

(3)
This amount includes (i) 22,809 shares held by a charitable foundation for which Dr. Trbovich serves as a Trustee (ii) 30,000 shares of restricted stock that has not yet vested and (iii) approximately 41,056 shares allocated to Dr. Trbovich’s account under the ESOT. These amounts do not include the shares beneficially owned by certain of Dr. Trbovich’s other relatives. Also, except as set forth in this note (3), does not include shares held by the ESOT as to which Dr. Trbovich serves as one of the two Trustees. See note (2) above.

(4)
This information is based on a statement on Schedule 13D, as last amended on February 12, 2004, filed by Mr. Houtkin with the Securities and Exchange Commission. According to Mr. Houtkin’s statement, he had sole voting and investment power with respect to 190,000 shares and shared voting and investment power with respect to 162,088 shares. Mr. Houtkin disclaimed beneficial ownership in additional shares owned by other members of his family. The Company has received no further information from Mr. Houtkin or on his behalf.

(5)
According to a Schedule 13G filed by FMR LLC with the SEC on February 13, 2015, as of December 31, 2014, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 163,256 shares of our common stock, as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940. Edward C. Johnson 3d, Chairman of FMR LLC, Abigail P. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR LLC and FMR LLC, through its control of Fidelity Management & Research Company and the funds, each has sole power to dispose of the 163,256 shares of our common stock owned by such funds. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 158,000 shares of our common stock. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by such funds, which power resides with the funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

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Security Ownership of Management

The following table sets forth, as of April 2, 2015 information as to the beneficial ownership of shares of Common Stock of the Company held by each Director, Named Executive Officer and by all Directors and Officers as a group (each individual listed in the following table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by that person, except as otherwise indicated):

Name of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class (1)
Dr. Nicholas D. Trbovich	545,731	(2)	22.38%
Kenneth D. Trbovich	54,340	(3)	2.23%
Cari L. Jaroslawsky	18,583	(4)	0.76%
Donald W. Hedges, Esq.	29,761	(5)	1.22%
Edward C. Cosgrove, Esq.	-		-
Rigel D. Pirrone	-		-
All Directors and Officers as a group	901,214	(6)	36.95%

(1)	Percent of class is based upon 2,438,209 shares of Common Stock outstanding as of April 2, 2015 plus the number of shares subject to stock options held by the indicated person or group.

(2)	See note (6) below and note (3) to the table in “Security Ownership of Certain Beneficial Owners”.

(3)
This amount includes (i) 3,902 shares allocated to Mr. Trbovich’s account under the ESOT and (ii) 30,000 shares of restricted stock that has not yet vested. Except as set forth in the preceding sentence, does not include shares held by the ESOT as to which Mr. Trbovich serves as one of the Trustees. See Note (6) below.

(4)
This amount includes (i) 1,000 shares which Ms. Jaroslawsky has the right to acquire under stock options which are currently exercisable (ii) approximately 2,378 shares allocated to Ms. Jaroslawsky’s account under the ESOT and (iii) 9,000 shares of restricted stock that has not yet vested.

(5)
Mr. Hedges has sole voting and investment power with respect to 18,838 shares and shared voting and investment power with respect to 10,923 shares. Does not include 475 shares held by Mr. Hedges’ wife as he does not have beneficial voting power.

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(6)
See notes (2) through (6) above. Also includes (i) shares owned by Salvatore San Filippo, Senior Vice President, and James C. Takacs, Vice President and (ii) unallocated shares held by the ESOT over which certain officers, as Trustees of the ESOT, may be deemed to have voting power, as well as shares allocated to the accounts of all Officers as a group under the related plan. See the table in “Security Ownership of Certain Beneficial Owners” and note (2) thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on its review of reports filed pursuant to Section 16(a) of the Securities Exchange Act or representations from Directors and Executive Officers required to file such reports, the Company believes that all such filings required of its Executive Officers and Directors and greater than 10% beneficial owners (subject to the qualifications in the following sentence) were timely made for 2014. The Company does not have information with respect to the reporting compliance of Mr. Houtkin or on his behalf.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Freed Maxick CPAs, P.C. (“Freed Maxick”) has been selected by the Board of Directors as the independent public accountants for the Company’s current fiscal year. A representative of Freed Maxick is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of shareholders.

At the Annual Meeting, the shareholders will be asked to ratify the selection of Freed Maxick as the Company’s independent registered public accounting firm. Pursuant to the rules and regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. In the event that the shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Annual Meeting, is required to ratify the appointment of Freed Maxick. The Directors of the Company unanimously recommend a vote “FOR” the ratification of Freed Maxick as the Company’s independent registered public accounting firm for 2015. Unless otherwise instructed, proxies will be voted “FOR” ratification of the appointment of Freed Maxick.

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The following table shows the fees paid or accrued by the Company for the audit and other services provided by Freed Maxick CPAs, P.C. for fiscal years 2014 and 2013.

	2014	2013
Audit Fees (1)	$109,500	$102,750
Tax Service Fees (2)	40,150	46,000
Total	$149,650	$148,750

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements.

(2)	Tax service fees principally included fees for tax preparation and tax consulting services.

The Audit Committee pre-approves audit and non-audit services provided by Freed Maxick.

The Audit Committee of the Board of Directors has considered whether provision of the services described above is compatible with maintaining our accountant’s independence and has determined that such services have not adversely affected Freed Maxick’s independence.

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SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Proposals for the Company’s Proxy Material

Shareholder proposals must be received at the Company’s offices no later than December 31, 2015, in order to be considered for inclusion, if appropriate, as a shareholder proposal in the Company’s proxy materials for the 2016 Annual Meeting. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

Proposals to be introduced at the Annual Meeting, but not intended to be included in the Company’s Proxy Material

For any shareholder proposal to be presented in connection with the 2016 Annual Meeting of Shareholders, a shareholder must give timely written notice thereof to the Company in compliance with the advance notice provisions of the federal securities laws. To be timely, a qualified shareholder must give written notice to the Company at the Company’s offices no later than March 16, 2016.

OTHER MATTERS

So far as the Directors are aware, no matters other than the election of Directors and ratification of the engagement of Independent Auditors will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates in accordance with their best judgment.

By Order of the Directors

/s/ Nicholas D. Trbovich
Dr. Nicholas D. Trbovich
Founder, Chairman of the Board of Directors
and Chief Executive Officer

Elma, New York

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SERVOTRONICS, INC.	PROXY
1110 Maple Street	THIS PROXY IS SOLICITED ON
P.O. Box 300	BEHALF OF THE BOARD OF DIRECTORS
Elma, New York 14059

The undersigned hereby appoints Dr. Nicholas D. Trbovich and Kenneth D. Trbovich or either of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote as indicated below all shares of Servotronics, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 29, 2015 at the offices of Jaeckle Fleischmann & Mugel, LLP, Avant Building - Suite 900, 200 Delaware Avenue, Buffalo, NY 14202, or any adjournments thereof:
1.	Election of Directors
	Nominees:		☐ For All	☐ Withhold All	☐ For All Except
	01) Edward C. Cosgrove, Esq.	04) Kenneth D. Trbovich	To withhold authority to vote for any individual
	02) Mr. Rigel D. Pirrone	05) Dr. Nicholas D. Trbovich	nominee(s), mark “For All Except” and strike a
	03) Donald W. Hedges, Esq.		line through his name:
2.	Ratification of the appointment of the Company’s independent
	registered accounting firm for the 2015 fiscal year.		☐ For	☐ Against	☐ Abstain
(Continued and to be signed on the reverse side)

(Continued from other side)

The shares represented by this Proxy will be voted as directed by the shareholder. The Board of Directors favors a vote FOR the nominees named in Proposal 1 and FOR Proposal 2. If no direction is made, the Proxy will be voted with the Board’s recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please date and sign your name exactly as it appears below and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

Dated	, 2015

Signature

Signature
Joint owners should each sign. Executors, administrators, trustees, guardians and corporate officers should indicate their title.